Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2008, accompanying the consolidated financial statements of StellarOne Corporation and subsidiaries (which expressed an unqualified opinion and contained an explanatory paragraph regarding the Company’s adoption of Financial Accounting Statement Board Statement No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans at December 31, 2006 and Financial Accounting Standards Board Statement No. 123(R) Share Based Payments on January 1, 2006) and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts”.

Raleigh, North Carolina

January 16, 2008